UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2019

Stericycle, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-37556	36-3640402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

28161 North Keith Drive

Lake Forest, Illinois 60045

(Address of principal executive offices including zip code)

(847) 367-5910

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	SRCL	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Offering of Senior Notes

On June 14, 2019, Stericycle, Inc. (the “Company”) closed its previously announced private offering of $600.0 million aggregate principal amount of 5.375% Senior Notes due July 2024 (the “Notes”). The Company received net proceeds from the offering of approximately $593.5 million, after deducting the initial purchasers’ discounts and expenses. The Company used the net proceeds from the offering of the Notes and additional borrowings under its amended senior credit facility to repay all $1,075.0 million aggregate principal amount of its outstanding private placement notes. The interest rates payable on the Company’s private placement notes were subject to increase if, among other things, the Company’s consolidated leverage ratio (excluding certain add-backs to EBITDA) exceeded 3.75 to 1.00 and its credit rating declined as of the end of any fiscal quarter ending on or before March 31, 2020. For additional information regarding the interest rates payable on the Company’s private placement notes prior to their repayment, see Part II. Item 8. Financial Statements and Supplementary Data; Note 8 – Debt included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

The Notes were issued pursuant to an Indenture, dated as of June 14, 2019 (the “Indenture”), between the Company, the guarantors named therein (the “Guarantors”) and U.S. Bank National Association, as trustee.

This Current Report on Form 8-K does not constitute an offer to sell, or the solicitation of an offer to buy, the Notes. Any offers of the Notes were made only by means of a private offering memorandum. The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction, and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons absent registration or an applicable exemption from registration requirements. The Notes were sold to “qualified institutional buyers” as defined in Rule 144A under the Securities Act and to non-U.S. persons outside the United States under Regulation S under the Securities Act.

Indenture

The Notes are the senior unsecured obligations of the Company and are fully and unconditionally guaranteed, subject to certain exceptions, by each of the Company’s current and, subject to certain exceptions, future subsidiaries that guarantee the Company’s senior credit facility or certain other debt of the Company or the Guarantors. The Indenture limits the ability of the Company and its subsidiaries (subject to certain exceptions and qualifications) to incur certain liens, enter into certain sale and leaseback transactions, and consolidate, merge or sell all or substantially all of their assets.

The notes will be redeemable, in whole or in part, at any time or from time to time on or after July 15, 2021, at the redemption prices specified in the Indenture, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. At any time and from time to time prior to July 15, 2021, the Notes may be redeemed, in whole or in part, at a redemption price of 100% of the principal amount thereof, plus a “make-whole” premium and accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, the Company may redeem up to 40% of the Notes at any time or from time to time before July 15, 2021, with the net cash proceeds from certain equity offerings at a redemption price equal to 105.375%, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

In the event of a change of control of the Company and a rating downgrade, the Company will be required to offer to repurchase all outstanding Notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

The Indenture contains customary events of default, which include (subject in certain cases to customary grace and cure periods), nonpayment of principal or interest; breach of other agreements in the Indenture; failure to pay certain other indebtedness; certain events of bankruptcy or insolvency; failure to pay certain final judgments; and failure of certain guarantees to be enforceable.

The above description of the Indenture and the Notes is a summary only and is qualified in its entirety by reference to the Indenture and the form of Notes included therein, which are attached hereto as Exhibits 4.1 and 4.2 and are incorporated herein by reference.

Fourth Amendment to Credit Agreement

The Company is a party to that certain Credit Agreement dated as of November 17, 2017 by and among the Company and certain of its subsidiaries named therein, Bank of America, N.A., as administrative agent, and the other financial institutions party thereto, as amended prior to the date hereof (the “Bank Credit Agreement”).

On June 14, 2019, the Company entered into a Fourth Amendment to the Bank Credit Agreement (the “Bank Credit Agreement Amendment”). The Bank Credit Agreement Amendment amends the Bank Credit Agreement to, among other things, (i) provide an additional incremental term loan of $365,000,000, (ii) modify the definition of “Consolidated EBITDA” related to the continuation of certain cash addbacks to EBITDA, (iii) revise the financial covenant requiring that the Company’s Consolidated Leverage Ratio not exceed, as of the end of any fiscal quarter of the Company, certain levels such that after the Bank Credit Agreement Amendment, Consolidated Leverage Ratio cannot exceed: (a) 4.50 to 1.00, in the case of any fiscal quarter ending on or before March 31, 2020, (b) 4.25 to 1.00, in the case of any fiscal quarter ending during the period from April 1, 2020 through September 30, 2020, (c) 4.00 to 1.00, in the case of the fiscal quarter ending December 31, 2020, and (d) 3.75 to 1.00, in the case of any fiscal quarter ending thereafter and (iv) make certain other modifications to negative covenants related to restricted payments and investments that the Company may make, in each case as more fully described in the Bank Credit Agreement Amendment.

Other Related Matters

The representations, warranties and covenants of each of the parties contained in the Indenture and the Bank Credit Agreement Amendment have been made solely for the benefit of the parties thereto. In addition, such representations, warranties and covenants (i) have been made solely for the purposes of the Indenture and the Bank Credit Agreement Amendment, (ii) have been qualified by confidential disclosures made by the parties in connection with the Indenture and the Bank Credit Agreement Amendment, (iii) are subject to materiality qualifications contained in the Indenture and the Bank Credit Agreement Amendment that may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Indenture and the Bank Credit Agreement Amendment or such other date as is specified in the Indenture and the Bank Credit Agreement Amendment and (v) have been included in the Indenture and the Bank Credit Agreement Amendment for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Indenture and the Bank Credit Agreement Amendment are included with this filing only to provide investors with information regarding the terms of the Indenture and the Bank Credit Agreement Amendment, and not to provide investors with any other factual information regarding the parties or their respective businesses. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates.

Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Indenture and the Bank Credit Agreement Amendment, which subsequent information may or may not be fully reflected in the public disclosures by the parties or their subsidiaries. The Indenture and the Bank Credit Agreement Amendment should not be read alone, but should instead be read in conjuction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that the Company files with the U.S. Securities and Exchange Commission.

The foregoing summaries of the Indenture and the Bank Credit Agreement Amendment do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Indenture and the Bank Credit Agreement Amendment attached as Exhibit 4.1 and Exhibit 10.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

On June 14, 2019, the Company issued a press release announcing the closing of the Notes offering. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

4.1	Indenture, dated as of June 14, 2019, between Stericycle, Inc., the guarantors named therein and U.S. Bank National Association, as trustee

4.2	Form of 5.375% Senior Notes due July 2024 (included in Exhibit 4.1)

10.1	Fourth Amendment, dated as of June 14, 2019, to the Credit Agreement dated as of November 17, 2017, entered into by Stericycle, Inc. and certain of its subsidiaries as borrowers, Bank of America, N.A., as administrative agent and the financial institutions from time to time party thereto

99.1	Press Release dated June 14, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Stericycle, Inc.

Date: June 14, 2019	By	/s/ Kurt M. Rogers
Kurt M. Rogers
Executive Vice President and General Counsel